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                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS


Recycling Industries, Inc.
Denver, Colorado

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 17, 1996, relating to the consolidated financial statements of Recycling Industries, Inc. which is contained in that Prospectus and of our report dated May 17, 1996 relating to the supplemental schedules which are contained in the Registration Statement.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

                               BDO SEIDMAN, LLP


Denver, Colorado
July 12, 1996